Exhibit 99.1

CONTACT: KELLY MCPHEE, VICE PRESIDENT COMMUNICATIONS AND PUBLIC RELATIONS (509) 991-0575 NEWS RELEASE

Banner Corporation to Acquire California-Focused AltaPacific Bancorp

Walla Walla, Washington and Santa Rosa, California – July 24, 2019 - Banner Corporation (NASDAQ: BANR), the holding company for Banner Bank and Islanders Bank, together with AltaPacific Bancorp (OTCBB: ABNK), the holding company for AltaPacific Bank, today announced they have entered into a definitive agreement for AltaPacific Bank to merge with, and into, Banner Bank to expand the Bank’s presence in California. The transaction will be accomplished through Banner Corporation’s acquisition of AltaPacific Bancorp.

“AltaPacific Bank is a respected business-focused bank and we consider it a compliment they chose us as their merger partner,” said Mark Grescovich, President and Chief Executive Officer, Banner Bank. “This is an excellent addition to Banner because it provides scale to our California franchise with attractive core deposits, commercial banking relationships and a similar credit culture.”

“Today’s banking environment is challenging for small community banks, even strong ones like ours,” said Charles O. Hall, Chief Executive Officer, AltaPacific Bank. “Choosing to merge with Banner Bank is a great win-win for our customers and employees. Our customers will benefit from larger lending limits, more resources, and expanded product and service offerings, while our team remains part of an outstanding community bank.”

This transaction is intended to increase Banner’s presence and density in its existing California market. AltaPacific Bank has six locations: Santa Rosa in Northern California, and Ontario, Temecula, Glendora, Riverside and San Bernardino in Southern California. Currently, Banner Corporation has total assets of $11.8 billion and AltaPacific Bancorp has total assets of $436 million. The combined company will have approximately $12.2 billion in assets.

The merger agreement specifies AltaPacific shareholders will receive 0.2712 shares of Banner common stock in exchange for each share of AltaPacific common stock, subject to potential adjustment as provided in the merger agreement. Based on the closing price of $54.19 per share of Banner common stock on July 23, 2019, the merger consideration would have an aggregate value of approximately $87.4 million. Banner expects the transaction to be immediately accretive to earnings per share, excluding one-time transaction expenses.

The transaction is subject to approval by AltaPacific shareholders, regulatory agencies and other customary closing conditions, and is expected to close in the fourth quarter of 2019.

Banner was advised by Stephens Inc., as financial advisor, and Davis, Wright Tremaine, as legal counsel. AltaPacific was advised by Panoramic Capital Advisors, as financial advisor, Vining Sparks Community Bank Advisory Group as financial advisor and rendered a fairness opinion, and King, Holmes, Paterno & Soriano as legal counsel.

About Banner Corporation

Banner Corporation is an $11.85 billion bank holding company operating two commercial banks in four Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Learn more about us at www.bannerbank.com.

BANR-press release

July 24, 2019

About AltaPacific Bancorp

AltaPacific Bancorp is the parent company for AltaPacific Bank. The Company’s stock trades over the counter under the symbol ABNK. AltaPacific Bank is an independent business bank headquartered in Santa Rosa, California and has additional banking offices in Glendora, Ontario, Riverside, San Bernardino and Temecula, California. The bank is focused on meeting the specialized needs of small to medium-sized businesses and professionals throughout California. For additional information, please contact us at (707) 236-1500 or online at www.apbconnect.com.

Forward-Looking Statements

When used in this communication and in other documents filed with or furnished to the SEC, in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “may,” “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “potential,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Investors and security holders are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made. These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Statements about the expected timing, completion and effects of the proposed merger and all other statements in this communication other than historical facts constitute forward-looking statements.

In addition to factors disclosed in Banner’s SEC reports, important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: expected revenues, cost savings, synergies and other benefits from the proposed merger of Banner and AltaPacific might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; the requisite regulatory approvals for the proposed merger of Banner and AltaPacific may be delayed or may not be obtained (or may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed merger); the requisite approval of AltaPacific shareholders may be delayed or may not be obtained, the other closing conditions to the merger may be delayed or may not be obtained, or the merger agreement may be terminated; business disruption may occur following or in connection with the proposed merger of Banner and AltaPacific; Banner’s or AltaPacific’s businesses may experience disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; the possibility that the proposed merger is more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of managements’ attention from ongoing business operations and opportunities as a result of the proposed merger or otherwise; the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses and provisions for loan losses that may be impacted by deterioration in the housing and commercial real estate markets and may lead to increased losses and non-performing assets, and may result in the allowance for loan losses not being adequate to cover actual losses and require a material increase in reserves; results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require the writing down of assets or increases in the allowance for loan losses; the ability to manage loan delinquency rates; competitive pressures among financial services companies; changes in consumer spending or borrowing and spending habits; interest rate movements generally and the relative differences between short and long-term interest rates, loan and deposit interest rates, net interest margin and funding sources; the impact of repricing and competitors’ pricing initiatives on loan and deposit products; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values; the ability to adapt successfully to technological changes to meet customers’ needs and developments in the marketplace; the ability to access cost-

BANR-press release

July 24, 2019

effective funding; increases in premiums for deposit insurance; the ability to control operating costs and expenses; the use of estimates in determining fair value of certain assets and liabilities, which estimates may prove to be incorrect and result in significant changes in valuation; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect employees, and potential associated charges; disruptions, security breaches or other adverse events, failures or interruptions in, or attacks on, information technology systems or on the third-party vendors who perform critical processing functions; changes in financial markets; changes in economic conditions in general and in Washington, Idaho, Oregon and California in particular; secondary market conditions for loans and the ability to sell loans in the secondary market; the costs, effects and outcomes of litigation; legislation or regulatory changes or reforms, including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules, including changes related to Basel III; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the implementing regulations; results of safety and soundness and compliance examinations by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks, or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require restitution or institute an informal or formal enforcement action which could require an increase in reserves for loan losses, write-downs of assets or changes in regulatory capital position, or affect the ability to borrow funds, or maintain or increase deposits, or impose additional requirements and restrictions, any of which could adversely affect liquidity and earnings; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; the inability of key third-party providers to perform their obligations; changes in accounting principles, policies or guidelines, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; the economic impact of war or any terrorist activities; other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services; future acquisitions by Banner of other depository institutions or lines of business; and future goodwill impairment due to changes in Banner’s business, changes in market conditions, or other factors.

Forward-looking statements speak only as of the date on which they are made, and neither Banner nor AltaPacific undertakes any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Transmitted on Globe Newswire on July 24, 2019 at            p.m. PDT.